Exhibit 32.1

WRITTEN STATEMENT
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006 filed by Neuro-Hitech Pharmaceuticals, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: May 15, 2006       By: /s/ Reuben Seltzer
                                           Reuben Seltzer
                                           Chief Executive Officer

Date: May 15, 2006       By:  /s/ David Barrett
                                          David Barrett
                                         Chief Financial Officer